Exhibit 99.1

SPX Announces Completion of Sale of Global Dry Cooling Business

CHARLOTTE, N.C., March 30, 2016 (Globe Newswire) — SPX Corporation (NYSE:SPXC) today announced that it has completed the sale of its Dry Cooling business to Paharpur Cooling Towers Limited (“Paharpur”).  Pre-tax proceeds were approximately $48 Million.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation had approximately $1.7 billion in annual revenues and approximately 6,000 employees worldwide in 2015. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol, “SPXC.”  For more information, please visit www.spx.com.

About Paharpur: Headquartered in Kolkata, India, Paharpur is a leading cooling solution provider with global operations. The Company’s business interests include cooling towers, air cooled heat exchangers, air cooled condensers and flexible packaging. The Company has five manufacturing facilities in India serving the global markets.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read this press release in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.  Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contact:

Paul Clegg, Vice President, Finance and Investor Relations

Phone:  980-474-3806

E-mail: spx.investor@spx.com

Media and Customer Contact:

Vivek Dhir, Vice President, Global Marketing and Business Development

Phone: 980-474-3703

Email: vivek.dhir@spx.com